SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):

                         April 18, 1996


                   FINGERHUT COMPANIES, INC.
     (Exact name of registrant as specified in its charter)

     Minnesota              1-8668              41-1396490
  (State or other      (Commission File        (IRS Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)


          4400 Baker Road, Minnetonka, Minnesota  55343
   (Address of principal executive offices including zip code)

                         (612) 932-3100
      (Registrant's telephone number, including area code)


Item 5. Other Matters.

    From time to time, the registrant will include forward looking statements (as defined in the Private Securities
Litigation Reform Act of 1995) in its written or oral public statements. Actual results may differ materially from those projected in the forward looking statements. These forward looking statements involve risks and uncertainties, including but not limited to the following: interest rates may increase more than is currently anticipated; customer response rates may not continue to increase, or may decrease; additional reserves may be required for bad debts, returns and allowances; product margins may decrease; paper prices may not fall, or may increase; the collective bargaining agreement for union employees at the registrant's Tennessee facility may result in increased labor or benefits costs; changes in the performance of the financial markets and in the demand for and market acceptance of the Direct Merchants Credit Card Bank, National Association credit card and related financial products; changes in general economic conditions may affect consumer spending and payment practices. Investors are also directed to other risks discussed in documents filed by the registrant with the Securities and Exchange Commission.

Item 7. Exhibits.

    None.

                            SIGNATURE


         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FINGERHUT COMPANIES, INC.



                                     By:  /s/ Peter G. Michielutti
                                         __________________________
                                         Peter G. Michielutti

Dated:  April 18, 1996